UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2016

ARCHROCK, INC.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas		77060
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 836-8000

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously reported, on November 3, 2015, Archrock, Inc. (formerly named Exterran Holdings, Inc.) completed the spin-off (the “Spin-off”) of its international contract operations, international aftermarket services and global fabrication businesses into a standalone public company operating as Exterran Corporation. Since the completion of the Spin-off, Archrock and Exterran Corporation have been independent, publicly traded companies.

On April 26, 2016, Exterran Corporation filed with the Securities and Exchange Commission a current report on Form 8-K providing, in relevant part, the following information under Item 4.02:

“During the preparation of its quarterly report on Form 10-Q for the quarter ended March 31, 2016, senior management of [Exterran Corporation] identified possible errors relating to the application of percentage-of-completion accounting principles to specific engineering, procurement and construction (“EPC”) projects in the Middle East by its Belleli subsidiary during 2015. Belleli is headquartered in Mantova, Italy, and [Exterran Corporation]’s Eastern Hemisphere operations are based in Dubai.

Management promptly reported the matter to the Audit Committee of [Exterran Corporation]’s Board of Directors, which immediately retained counsel, who in turn retained a forensic accounting firm, to initiate an internal investigation.

On April 21, 2016, [Exterran Corporation]’s management and the Audit Committee of the Board of Directors determined, based on the preliminary results of the internal investigation, that [Exterran Corporation]’s consolidated and combined financial statements for 2015 and related report of independent registered public accounting firm should no longer be relied upon as a result of material errors, and possible irregularities, relating to the accounting for certain Belleli EPC contracts. Accordingly, [Exterran Corporation]’s consolidated and combined financial statements for 2015 will be restated.

While management believes the errors identified to date, related to Belleli’s application of percentage-of-completion accounting principles to certain EPC projects in the Middle East, materially affect only the 2015 consolidated and combined financial statements, the Audit Committee’s internal investigation remains ongoing, and it is possible that additional errors affecting other periods, including interim periods, could be identified. As a result, management has not determined whether any other financial statements should be restated or the amounts of any required adjustments to its previously reported financial statements. Following the completion of the internal investigation, [Exterran Corporation] will file amended periodic reports for any periods being restated.”

Archrock's management and the Audit Committee of its Board of Directors are now in the process of reviewing the matter to determine its possible impact on the pre-Spin-off historical financial statements of Archrock. Based on the information provided by Exterran Corporation, Archrock does not believe the matters identified relate to Archrock’s ongoing operations. Exterran Corporation's results of operations have been reported as discontinued operations, net of tax, in Archrock’s consolidated statement of operations for all periods presented in Archrock's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and were previously included in the international contract operations segment, fabrication segment and aftermarket services segment prior to the Spin-off. Subsequent to the Spin-off, Archrock no longer operates in the international contract operations, international aftermarket services or fabrication segments.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

April 26, 2016	By:	/s/ DAVID S. MILLER
David S. Miller
Senior Vice President and Chief Financial Officer

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